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                                                                   Exhibit 10.22

                   NON-QUALIFIED EXECUTIVE EXCESS BENEFIT PLAN

                                   (IRS UNITS)

The Non-Qualified Executive Excess Benefit Plan (IRS units) (hereinafter referred to as the "IRS Limits Plan") is established by Land O'Lakes, Inc. (hereinafter referred to as "LOL") for the purpose of providing benefits to officers of LOL from the Land O'Lakes Employee Retirement Plan (hereinafter referred to as the "Qualified Plan") in excess of limits imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code.

1.       EFFECTIVE DATE. The effective date of this IRS Limits Plan is January
         1, 1989.

2. Participation Requirements. An employee shall be a participant in this IRS units Plan (hereinafter referred to as "Participant") if the following conditions are met:

a. The employee incurs a termination of employment after the Effective Date; and

b. The employee was employed as an officer of LOL at any time after the Effective Date.

3. EXCESS BENEFIT AMOUNT. The benefit provided hereunder will be the difference between (a) and (b) set forth below, payable under the form of benefit elected or otherwise applicable to Participant under the Qualified Plan:

a. Participant's Accrued Benefit calculated according to the terms of the Qualified Plan as if the limits under IRS Code Sections 415 and 401(a)(17) did not exist.

b. Participant's Accrued Benefit calculated according to the terms of the Qualified Plan as of Participant's termination date.

In the event Participant elects an Early Retirement Benefit under the Qualified Plan, the Excess Benefit amount will be subject to the early retirement reduction factor, if any, set forth in the Qualified Plan as of Participant's termination date.

4. TIME OF PAYMENT. Excess benefit payments shall commence on the date Participant's retirement benefits commence under the Qualified Plan.

5. FUNDING. LOL shall not be required to fund excess benefits payable hereunder. The obligations which LOL incurs hereunder may be satisfied only out of its general corporate assets, and satisfaction of such obligations shall be subject to any claims of LOL's other creditors having priority as to LOL's assets. Nothing contained herein, and no action taken pursuant to the provisions hereof, shall create or be construed to create a trust of any kind or a fiduciary relationship between LOL and Participant or any other person.
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6. MISCELLANEOUS.

a. This IRS Limits Plan shall not be construed as providing any individual with the right to be retained in LOL's employ or to receive any benefit not specifically provided hereunder.

b. Nothing contained herein shall exclude or in any manner modify or otherwise affect any existing or future rights of Participant to participate and receive the benefits of any compensation, bonus, pension, life insurance, medical and hospitalization insurance or other employee benefit plan or program to which such Participant otherwise might be or become entitled.

c. This IRS Limits Plan shall not be deemed to constitute an amendment to, or a part of, the Qualified Plan. All references hereunder to the Qualified Plan shall include any amended or successor plan or plans maintained by LOL, the terms of which may be applicable to Participant. However, if the Qualified Plan terminates, merges with or is superseded by a successor plan and, as a result thereof the amount of excess benefit to be paid to Participant hereunder would be reduced or calculated on a different basis or commence at a later date or dates, such excess benefit shall not be less than an amount calculated pursuant to the terms of the Qualified Plan as in effect on the date on which any such termination, merger or supersession occurs.

d. LOL retains the right to modify the terms of this IRS Limits Plan or terminate this IRS Limits Plan at any time.

                                         LAND O'LAKES, INC.

                                         By: /s/ John F. Martin
                                             Vice President, Human Resources

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